Exhibit 99.1

Lifetime Brands, Inc. Reports Sales and Adjusted EBITDA Growth for the Fourth Quarter and Full Year 2021
Achieves Record Results in Sales and Adjusted EBITDA
Declares Regular Quarterly Dividend
GARDEN CITY, NY, March 9, 2022 – Lifetime Brands, Inc. (NasdaqGS: LCUT), a leading global designer, developer and marketer of a broad range of branded consumer products used in the home, today reported its financial results for the quarter and full year ended December 31, 2021.

Robert Kay, Lifetime’s Chief Executive Officer, commented, “We achieved record performance in 2021 and delivered substantial growth across the business. Our strong execution in the face of a challenging macroeconomic environment enabled us to generate net income of $20.8 million and adjusted EBITDA of $95.1 million. This represented 23% growth in adjusted EBITDA over the prior year. This performance was driven by net sales growth for the full year 2021 of $93.7 million or 12.2% combined with stringent cost controls and supply chain management. Our core U.S. business is continuing to grow and gain market share, we are generating improved results in our international business, and we are seeing tangible results across the Company from our multiple growth initiatives.”

Mr. Kay continued, “Our strong fourth quarter with net sales growth of 2.7% was achieved despite strong supply chain constraints which resulted in approximately $20 million of orders that were unable to ship during the quarter. This concluded another year of incredible progress for Lifetime Brands, and I’m grateful to our talented team for all its hard work and ongoing efforts. We are well positioned for continued growth and shareholder value creation in 2022 as we continue to execute our strategy.”
Fourth Quarter Financial Highlights:
Consolidated net sales for the three months ended December 31, 2021, were $255.9 million, representing an increase of $6.7 million or 2.7% as compared to $249.2 million for the corresponding period in 2020, led by 4.5% growth in our core U.S. business. In constant currency, a non-GAAP financial measure, consolidated net sales increased $6.0 million or 2.4% in the fourth quarter of 2021, as compared to consolidated net sales in the corresponding period in 2020. A table reconciling this non-GAAP financial measure to consolidated net sales, as reported, is included below.
Gross margin was $88.0 million, or 34.4%, in 2021 as compared to $88.1 million, or 35.4%, for the corresponding period in 2020.
Income from operations was $8.9 million, as compared to $24.4 million in the prior year's quarter. Excluding the impact of an impairment charge in the current quarter, adjusted income from operations was $23.7 million for the 2021 period.
Net loss was $(0.6) million, or $(0.03) per diluted share, in the quarter ended December 31, 2021, as compared to net income of $15.2 million, or $0.70 per diluted share, for the corresponding period in 2020.
Adjusted net income was $14.4 million, or $0.65 per diluted share, in the quarter ended December 31, 2021, as compared to adjusted net income of $15.2 million, or $0.70 per diluted share, for the corresponding period in 2020. A table reconciling this non-GAAP financial measure to net (loss) income, as reported, is included below.

Full Year Financial Highlights:
Consolidated net sales for the year ended December 31, 2021, were $862.9 million, an increase of $93.7 million, or 12.2%, as compared to consolidated net sales of $769.2 million for the corresponding period in 2020. In constant currency, a non-GAAP financial measure, consolidated net sales increased $88.4 million, or 11.4%, as compared to consolidated net sales in the corresponding period in 2020. A table reconciling this non-GAAP financial measure to consolidated net sales, as reported, is included below.
Gross margin for 2021 was $303.3 million, or 35.2%, compared to $274.0 million, or 35.6%, for the corresponding period in 2020.
Income from operations was $50.8 million in 2021, as compared to $25.0 million for the corresponding period in 2020. Adjusted income from operations, which excludes the impact of certain non-cash charges, was $65.6 million, as compared to $47.9 million for the corresponding period in 2020. A table reconciling this non-GAAP financial measure to consolidated net sales, as reported, is included below.
Net income was $20.8 million, or $0.94 per diluted share, in the year ended December 31, 2021, as compared to net loss of $(3.0) million, or $(0.14) per diluted share, in the corresponding period in 2020.
Adjusted net income was $36.8 million, or $1.67 per diluted share, as compared to $20.2 million, or $0.95 per diluted share, in the corresponding period in 2020. A table reconciling this non-GAAP financial measure to net income, as reported, is included below.
Adjusted EBITDA, after giving effect to certain adjustments as permitted and defined under our debt agreements, was $95.1 million in the year ended December 31, 2021. A table reconciling this non-GAAP financial measure to net income, as reported, is included below.
Dividend
On March 8, 2022, the Board of Directors declared a quarterly dividend of $0.0425 per share payable on May 16, 2022 to shareholders of record on May 2, 2022.
Conference Call
The Company has scheduled a conference call for Wednesday, March 09, 2022 at 11:00 a.m. The dial-in number for the conference call is (877) 524-8416 (U.S.) or (412) 902-1028 (International)
A live webcast of the conference call will be accessible through:
https://themediaframe.com/mediaframe/webcast.html?webcastid=B2soXFoS.
For those who cannot listen to the live broadcast, an audio replay of the webcast will be available.
Non-GAAP Financial Measures
This earnings release contains non-GAAP financial measures, including consolidated net sales in constant currency, adjusted income from operations, adjusted net income, adjusted diluted income per common share, and adjusted EBITDA. A non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets, or statements of cash flows of a company; or, includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. These non-GAAP financial measures are provided because management of the Company uses these financial measures in evaluating the Company’s on-going financial results and trends, and management believes that exclusion of certain items allows for more accurate period-to-period comparison of the Company’s operating performance by investors and analysts. Management uses these non-GAAP financial measures as indicators of business performance. These non-GAAP financial measures should be viewed as a supplement to, and not a substitute for, GAAP financial measures of performance. As required by the rules of the Securities and Exchange Commission, the Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.
Forward-Looking Statements
In this press release, the use of the words “believe,” “could,” “expect,” "intend," “may,” “positioned,” “project,” “projected,” “should,” “will,” “would” or similar expressions is intended to identify forward-looking statements. Such statements include all statements regarding the growth of the Company, our financial guidance, our ability to navigate the current environment and advance our strategy, including our five-year strategic plan, our commitment to increasing investments in future growth initiatives, our initiatives to create value, our efforts to mitigate geopolitical factors and tariffs, our current and projected financial and operating performance, results, and profitability and all guidance related thereto, including forecasted exchange rates and effective tax rates, as well as our continued growth and success, future plans and intentions regarding the Company and its consolidated subsidiaries. Such statements represent the Company’s current judgments, estimates, and assumptions about possible future events. The Company believes these judgments, estimates, and assumptions are reasonable, but these statements are not guarantees of any events or financial or operational results, and actual results may differ materially due to a variety of important factors. Such factors might include, among others, the Company’s ability to comply with the requirements of its credit agreements; the availability of funding under such credit agreements; the Company’s ability to maintain adequate liquidity and financing sources and an appropriate level of debt, as well as to deleverage its balance sheet; the possibility of impairments to the Company’s goodwill; the possibility of impairments to the Company’s intangible assets; changes in U.S. or foreign trade or tax law and policy; changes in general economic conditions that could affect customer purchasing practices or consumer spending; the impact of changes in general economic conditions on the Company’s customers; customer ordering behavior; the performance of our newer products; expenses and other challenges relating to the integration of any future acquisitions; changes in demand for the Company’s products; changes in the Company’s management team; the significant influence of the Company’s largest stockholder; fluctuations in foreign exchange rates; changes in U.S. trade policy or the trade policies of nations in which we or our suppliers do business; uncertainty regarding the long-term ramifications of the U.K.’s exit from the European Union; shortages of and price volatility for certain commodities; global health epidemics, such as the COVID-19 pandemic; social unrest, including related protests and disturbances; global and economic conditions (including, without limitation, conflict or war); inflation or deflation in supply chain costs; the imposition of tariffs and other trade policies and/or economic sanctions implemented by the U.S. and other governments; our ability to successfully integrate acquired businesses; our expectations regarding the future level of demand for our products; our ability to execute on the goals and strategies set forth in our five-year plan; and significant changes in the competitive environment and the effect of competition on the Company’s markets, including on the Company’s pricing policies, financing sources and ability to maintain an appropriate level of debt. The Company undertakes no obligation to update these forward-looking statements other than as required by law.
Lifetime Brands, Inc.
Lifetime Brands is a leading global designer, developer and marketer of a broad range of branded consumer products used in the home. The Company markets its products under well-known kitchenware brands, including Farberware®, KitchenAid®, Sabatier®, Amco Houseworks®, Chef’n® Chicago™ Metallic, Copco®, Fred® & Friends, Houdini™, KitchenCraft®, Kamenstein®, La Cafetière®, MasterClass®, Misto®, Swing-A-Way®, Taylor® Kitchen and Rabbit®; respected tableware and giftware brands, including Mikasa®, Pfaltzgraff®, Fitz and Floyd®, Empire Silver™, Gorham®, International® Silver, Towle® Silversmiths, Wallace®, Wilton Armetale®, V&A®, Royal Botanic Gardens Kew® and Year & Day®; and valued home solutions brands, including BUILT NY®, S’well®, Taylor® Bath, Taylor® Kitchen, Taylor® Weather and Planet Box®. The Company also provides exclusive private label products to leading retailers worldwide.
The Company’s corporate website is www.lifetimebrands.com.
Contacts:
Lifetime Brands, Inc.
Laurence Winoker, Chief Financial Officer
516-203-3590
investor.relations@lifetimebrands.com
or
Joele Frank, Wilkinson Brimmer Katcher
Ed Trissel / Andrew Squire / Sophie Throsby
212-355-4449

LIFETIME BRANDS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands - except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net sales	$255,858	$249,209	$862,924	$769,169
Cost of sales	167,815	161,105	559,605	495,171
Gross margin	88,043	88,104	303,319	273,998
Distribution expenses	24,302	22,135	80,772	72,845
Selling, general and administrative expenses	40,066	41,598	156,945	155,872
Goodwill and other intangible asset impairments	14,760	—	14,760	20,100
Restructuring expenses (benefit)	—	(42)	—	211
Income from operations	8,915	24,413	50,842	24,970
Interest expense	(3,856)	(4,183)	(15,524)	(17,277)
Mark to market gain (loss) on interest rate derivatives	398	172	1,062	(2,144)
Income before income taxes and equity in earnings	5,457	20,402	36,380	5,549
Income tax provision	(6,704)	(6,853)	(16,541)	(9,866)
Equity in earnings, net of taxes	621	1,672	962	1,310
NET (LOSS) INCOME	$(626)	$15,221	$20,801	$(3,007)
Weighted-average shares outstanding—basic	21,556	20,936	21,397	20,860
BASIC (LOSS) INCOME PER COMMON SHARE	$(0.03)	$0.73	$0.97	$(0.14)
Weighted-average shares outstanding—diluted	21,556	21,673	22,037	20,860
DILUTED (LOSS) INCOME PER COMMON SHARE	$(0.03)	$0.70	$0.94	$(0.14)

LIFETIME BRANDS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands - except share data)

	December 31,
	2021	2020
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$27,982	$35,963
Accounts receivable, less allowances of $16,544 at December 31, 2021 and $17,013 at December 31, 2020	175,076	170,037
Inventory	270,516	203,164
Prepaid expenses and other current assets	11,499	12,129
TOTAL CURRENT ASSETS	485,073	421,293
PROPERTY AND EQUIPMENT, net	20,748	23,120
OPERATING LEASE RIGHT-OF-USE ASSETS	86,487	96,543
INVESTMENTS	22,295	20,032
INTANGIBLE ASSETS, net	212,678	244,025
OTHER ASSETS	1,793	2,468
TOTAL ASSETS	$829,074	$807,481
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Current maturity of term loan	$5,771	$17,657
Accounts payable	82,573	66,095
Accrued expenses	112,741	80,050
Income taxes payable	604	4,788
Current portion of operating lease liabilities	12,612	11,480
TOTAL CURRENT LIABILITIES	214,301	180,070
OTHER LONG-TERM LIABILITIES	12,116	16,483
INCOME TAXES PAYABLE, LONG-TERM	1,472	1,444
OPERATING LEASE LIABILITIES	90,824	102,355
DEFERRED INCOME TAXES	12,842	10,714
REVOLVING CREDIT FACILITY	—	27,302
TERM LOAN	241,873	238,977
STOCKHOLDERS’ EQUITY
Preferred stock, $1.00 par value, shares authorized: 100 shares of Series A and 2,000,000 shares of Series B; none issued and outstanding	—	—
Common stock, $0.01 par value, shares authorized: 50,000,000 at December 31, 2021 and 2020; shares issued and outstanding: 22,018,016 at December 31, 2021 and 21,755,195 at December 31, 2020	220	218
Paid-in capital	271,556	268,666
Retained earnings	17,419	424
Accumulated other comprehensive loss	(33,549)	(39,172)
TOTAL STOCKHOLDERS’ EQUITY	255,646	230,136
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$829,074	$807,481

LIFETIME BRANDS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year ended December 31,
	2021	2020
OPERATING ACTIVITIES
Net income (loss)	$20,801	$(3,007)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	22,520	24,664
Goodwill and other intangible asset impairments	14,760	20,100
Amortization of financing costs	1,739	1,774
Mark to market (gain) loss on interest rate derivatives	(1,062)	2,144
Non-cash lease expense	(1,294)	2,379
Provision (recovery) for doubtful accounts	(5)	3,291
Deferred income taxes	1,799	(1,861)
Stock compensation expense	5,217	5,951
Undistributed (earnings) from equity investment, net of taxes	(807)	(1,258)
Changes in operating assets and liabilities (excluding the effects of business acquisitions)
Accounts receivable	(5,531)	(43,760)
Inventory	(67,501)	(28,979)
Prepaid expenses, other current assets and other assets	2,043	1,088
Accounts payable, accrued expenses and other liabilities	48,579	55,721
Income taxes receivable	—	1,577
Income taxes payable	(4,270)	4,989
NET CASH PROVIDED BY OPERATING ACTIVITIES	36,988	44,813
INVESTING ACTIVITIES
Purchases of property and equipment	(3,986)	(2,082)
Proceeds from sale of shares of equity method investment	3,061	—
Acquisition	(178)	—
NET CASH USED IN INVESTING ACTIVITIES	(1,103)	(2,082)
FINANCING ACTIVITIES
Proceeds from revolving credit facility	103,385	129,244
Repayments of revolving credit facility	(130,662)	(135,463)
Repayments of Term Loan	(10,478)	(7,583)
Cash dividends paid	(3,843)	(3,651)
Payment of finance lease obligations	(117)	(152)
Proceeds from the exercise of stock options	877	27
Payments of tax withholding for stock based compensation	(3,189)	(658)
NET CASH USED IN FINANCING ACTIVITIES	(44,027)	(18,236)
Effect of foreign exchange on cash	161	98
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(7,981)	24,593
Cash and cash equivalents at beginning of year	35,963	11,370
CASH AND CASH EQUIVALENTS AT END OF YEAR	$27,982	$35,963

LIFETIME BRANDS, INC.
Supplemental Information
(in thousands)
Reconciliation of GAAP to Non-GAAP Operating Results
Adjusted EBITDA for the year ended December 31, 2021:

	Three Months Ended				Year Ended
	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	December 31, 2021
			(in thousands)
Net income (loss) as reported	$3,067	$5,789	$12,571	$(626)	$20,801
Undistributed equity losses (earnings), net	247	(393)	(195)	(466)	(807)
Income tax provision	2,416	1,832	5,589	6,704	16,541
Interest expense	4,014	3,819	3,835	3,856	15,524
Depreciation and amortization	5,958	5,765	5,837	4,960	22,520
Mark to market gain on interest rate derivatives	(498)	(46)	(120)	(398)	(1,062)
Intangible asset impairments	—	—	—	14,760	14,760
Stock compensation expense	1,444	1,328	1,201	1,244	5,217
Acquisition related expenses	182	72	41	378	673
Warehouse relocation expenses(1)	—	—	—	450	450
Wallace facility remedial design expense	—	—	500	—	500
Adjusted EBITDA(2)	$16,830	$18,166	$29,259	$30,862	$95,117
(1)Warehouse relocation expenses included $0.1 million of expenses related to the International segment and $0.3 million of expenses related to the U.S. segment.
(2) Adjusted EBITDA is a non-GAAP financial measure which is defined in the Company’s debt agreements. Adjusted EBITDA is defined as net income (loss), adjusted to exclude undistributed equity in losses (earnings), income tax provision, interest expense, depreciation and amortization, mark to market gain on interest rate derivatives, intangible asset impairments, stock compensation expense, and other items detailed in the table above that are consistent with exclusions permitted by our debt agreements.
Adjusted EBITDA for the year ended December 31, 2020:

	Three Months Ended				Year Ended
	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020	December 31, 2020
			(in thousands)
Net (loss) income as reported	$(28,164)	$(3,977)	$13,913	$15,221	$(3,007)
Undistributed equity (earnings) losses, net	(339)	848	(147)	(1,620)	(1,258)
Income tax (benefit) provision	(3,729)	3,031	3,711	6,853	9,866
Interest expense	4,736	4,230	4,128	4,183	17,277
Depreciation and amortization	6,234	6,061	6,090	6,279	24,664
Mark to market loss (gain) on interest rate derivatives	2,251	164	(99)	(172)	2,144
Goodwill and other intangible asset impairments	20,100	—	—	—	20,100
Stock compensation expense	1,326	1,420	1,575	1,630	5,951
Acquisition related expenses	47	55	57	126	285
Restructuring expenses (benefit)	—	253	—	(42)	211
Warehouse relocation expenses (1)	790	303	—	—	1,093
Adjusted EBITDA(2)	$3,252	$12,388	$29,228	$32,458	$77,326
(1) Warehouse relocation expenses related to the International segment.
(2) Adjusted EBITDA is a non-GAAP financial measure which is defined in the Company’s debt agreements. Adjusted EBITDA is defined as net income (loss), adjusted to exclude undistributed equity in losses (earnings), income tax provision, interest expense, depreciation and amortization, mark to market gain on interest rate derivatives, goodwill and other intangible asset impairments, stock compensation expense, and other items detailed in the table above that are consistent with exclusions permitted by our debt agreements.

LIFETIME BRANDS, INC.
Supplemental Information
(in thousands - except per share data)
Reconciliation of GAAP to Non-GAAP Operating Results (continued)

Adjusted net income and adjusted diluted income per common share (in thousands - except per share data):

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net (loss) income as reported	$(626)	$15,221	$20,801	$(3,007)
Adjustments:
Acquisition related expenses	378	126	673	285
Restructuring expenses (benefit)	—	(42)	—	211
Warehouse relocation expenses(1)	450	—	450	1,093
Mark to market (gain) loss on interest rate derivatives	(398)	(172)	(1,062)	2,144
Goodwill and other intangible asset impairments	14,760	—	14,760	20,100
Foreign currency translation loss reclassified from Accumulated Other Comprehensive Loss	—	—	3,404	235
Gain on change in ownership in equity method investment	—	—	(2,703)	—
Wallace facility remedial design expense	—	—	500	—
Income tax effect on adjustments	(144)	20	(28)	(858)
Adjusted net income(2)	$14,420	$15,153	$36,795	$20,203
Adjusted diluted income per share (2)(3)	$0.65	$0.70	$1.67	$0.95

(1) For the three months ended and year ended December 31, 2021 warehouse relocation expenses included $0.1 million of expenses related to the International segment and $0.3 million of expenses related to the U.S. segment. For the year ended December 31, 2020 warehouse relocation expenses related to the International segment.
(2) Adjusted net income and adjusted diluted income per common share in the three months ended and year ended December 31, 2021 excludes acquisition related expenses, warehouse relocation expenses, mark to market (gain) on interest rate derivatives, intangible asset impairments, foreign currency translation loss reclassified from Accumulated Other Comprehensive Loss, gain on change in ownership in equity method investment and Wallace facility remedial design expense. The income tax effect on adjustments reflects the statutory tax rates applied on the adjustments.

Adjusted net income and adjusted diluted income per common share in the three months ended and year ended December 31, 2020 excludes acquisition expenses, restructuring expenses (benefit), warehouse relocation expenses, mark to market (gain) loss on interest rate derivatives, goodwill and other intangible asset impairments and foreign currency translation loss reclassified from Accumulated Other Comprehensive Loss. The income tax effect on adjustments reflects the statutory tax rates applied on the adjustments.
(3)Adjusted diluted income per common share is calculated based on diluted weighted-average shares outstanding of 22,251 and 21,673 for the three month period ended December 31, 2021 and 2020, respectively, and 22,037 and 21,179 for the year ended December 31, 2021 and 2020, respectively. The diluted weighted-average shares outstanding for the three months ended and year ended December 31, 2021 include the effect of dilutive securities of 695 and 640 shares, respectively. The diluted weighted-average shares outstanding for the three months ended and year ended December 31, 2020 include the effect of dilutive securities of 737 and 319 shares, respectively.

LIFETIME BRANDS, INC.
Supplemental Information
(in thousands)
Reconciliation of GAAP to Non-GAAP Operating Results (continued)
Constant Currency:

	As Reported Three Months Ended December 31,			Constant Currency (1) Three Months Ended December 31,				Year-Over-Year Increase (Decrease)
Net sales	2021	2020	Increase (Decrease)	2021	2020	Increase (Decrease)	Currency Impact	Excluding Currency	Including Currency	Currency Impact
U.S.	$230,146	$220,201	$9,945	$230,146	$220,199	$9,947	$2	4.5%	4.5%	0.0%
International	$25,713	$29,008	$(3,295)	$25,713	$29,690	$(3,977)	$(682)	(13.4)%	(11.4)%	2.0%
Total net sales	$255,859	$249,209	$6,650	$255,859	$249,889	$5,970	$(680)	2.4%	2.7%	0.3%

	As Reported Year Ended December 31,			Constant Currency (1) Year Ended December 31,				Year-Over-Year Increase (Decrease)
Net sales	2021	2020	Increase (Decrease)	2021	2020	Increase (Decrease)	Currency Impact	Excluding Currency	Including Currency	Currency Impact
U.S.	$770,633	$683,539	$87,094	$770,633	$683,628	$87,005	$(89)	12.7%	12.7%	0.0%
International	$92,291	$85,630	$6,661	$92,291	$90,851	$1,440	$(5,221)	1.6%	7.8%	6.2%
Total net sales	$862,924	$769,169	$93,755	$862,924	$774,479	$88,445	$(5,310)	11.4%	12.2%	0.8%
(1)“Constant Currency” is determined by applying the 2021 average exchange rates to the prior year local currency sales amounts, with the difference between the change in “As Reported” net sales and “Constant Currency” net sales, reported in the table as “Currency Impact”. Constant currency sales growth is intended to exclude the impact of fluctuations in foreign currency exchange rates.

LIFETIME BRANDS, INC.
Supplemental Information
(in thousands)
Reconciliation of GAAP to Non-GAAP Operating Results (continued)
Adjusted income from operations (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(in thousands)		(in thousands)
Income from operations	$8,915	$24,413	$50,842	$24,970
Excluded non-cash charges:
Goodwill and other intangible asset impairments	14,760	—	14,760	20,100
Bad debt reserve related to COVID-19 pandemic (1)	—	—	—	2,844
Total excluded non-cash charges	$14,760	$—	$14,760	$22,944
Adjusted income from operations (2)	$23,675	$24,413	$65,602	$47,914
(1) Bad debt reserve recorded in the first quarter of fiscal 2020 to establish a provision against potential credit problems from certain retail customers who may have financial difficulty that has been caused or increased due to the COVID-19 pandemic. This reflects the Company's assessment of risk of not being able to collect such receivables from certain customers in the U.S. that are at risk of seeking or have already obtained bankruptcy protection and our international customer base which has a higher proportion of small and independent brick-and-mortar retailers. This charge was taken in response to the Company's assessment on the impact of the COVID-19 pandemic on these accounts
(2)Adjusted income from operations for the three months ended and year ended December 31, 2021, excludes intangible asset impairments. Adjusted income from operations for the three months ended and year ended December 31, 2020, excludes goodwill and other intangible asset impairments and non-cash charges for bad debt reserves related to COVID-19 pandemic.